SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16633 Dallas Parkway, Suite 250, Addison, TX 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 972-218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 15, 2015, Wound Management Technologies, Inc. (the “Company”),  together with certain of its subsidiaries, entered into a term loan agreement (the “Loan Agreement”) with The James W. Stuckert Revocable Trust (“SRT) and The S. Oden Howell Revocable Trust (“HRT”), pursuant to which SRT made a loan to the Company in the amount of $600,000 and HRT made a loan to the Company in the amount of $600,000 under Senior Secured Convertible Promissory Notes (the “Notes”). Both SRT and HRT are controlled by affiliates of the Company. The proceeds of the Notes were used to pay off all outstanding unpaid principal and accrued but unpaid interest under the Senior Secured Convertible Promissory Note issued to Brookhaven Medical, Inc. pursuant to a loan agreement dated October 11, 2013 (as described in the Company’s Current Report on Form 8-K filed October 16, 2013, the “Brookhaven Note”).

The Notes each carry an interest rate of 10% per annum, and (subject to various default provisions) all unpaid principal and accrued but unpaid interest under the Notes is due and payable on June 15, 2018.  The Notes may be prepaid in whole or in part upon ten days’ written notice, and all unpaid principal and accrued interest under the Notes may be converted, at the option of SRT and HRT, into shares of the Company’s Series C Convertible Preferred Stock at a conversion price of $70.00 per share at any time prior to maturity.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in further detail under Item 1.01 above, the Company issued the two Notes, the first in favor of SRT and the second in the favor of HRT.

Item 3.02      Unregistered Sales of Equity Securities

As described in further detail under Item 1.01 above, SRT and HRT were issued each a Note, all unpaid principal and accrued but unpaid interest under which is convertible at the option of SRT and HRT into shares of Series C Preferred Stock, subject to the terms of the Notes.  The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. The Company did not engage in any general solicitation or advertising to market the Notes, and the Notes were issued to persons with knowledge and experience in financial and business matters capable of evaluating the merits and risks of an investment in the Company.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 15, 2015, Mr. S. Oden “Denny” Howell, Jr., 75, was elected to the Company’s Board of Directors.  Mr. Howell, who may be deemed an affiliate of the Company by virtue of his beneficial ownership of more than 10% or our outstanding common stock, is a long-time investor in pharmaceutical and medical device companies, as well as a past director of a pharmaceutical company. Mr. Howell currently serves as President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1972. He is the Secretary/Treasurer of LCM Constructors, Inc., a general construction company and Secretary/Treasurer of SemperFi Constructors, LLC., a service-disabled, veteran-owned small business. Chairman of Keller Manufacturing Company and PDD, LLC., Director of THV Holdings, LLC and Trustee of Lindsey Wilson College in Columbia, Kentucky.

Effective June 15, 2015, John Feltman resigned as a director of the Company, in connection with the retirement of the Brookhaven Note described in Item 1.01 above.

 Item 9.01.      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement between Wound Management Technologies, Inc. and The James W. Stuckert Revocable Trust and The S. Oden Howell Revocable Trust
10.2	Senior Secured Convertible Promissory Note in Favor of The James W. Stuckert Revocable Trust
10.3	Senior Secured Convertible Promissory Note in Favor of The S. Oden Howell Revocable Trust
17.1	Resignation Letter of John Feltman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: June 17, 2015	By:	/s/ Darren Stine
Darren Stine, Chief Financial Officer